Exhibit 16.4

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of MONEY MARKET OBLIGATIONS TRUST (the “Trust”) and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign the Registration Statement(s) on Form N-14 relating to the proposed reorganizations of PNC Treasury Money Market Fund (a portfolio of PNC Funds) into Federated U.S. Treasury Cash Reserves (a portfolio of Money Market Obligations Trust), and any amendments to the Registration Statement(s), including post-effective amendments; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES	TITLE	DATE

/s/ J. Christopher Donahue		August 1, 2019
J. Christopher Donahue	President and Trustee
(Principal Executive Officer)

/s/ Thomas R. Donahue		August 1, 2019
Thomas R. Donahue	Trustee

/s/ Lori A. Hensler		August 1, 2019
Lori A. Hensler	Treasurer
(Principal Financial Officer)

/s/ John T. Collins		August 1, 2019
John T. Collins	Trustee

/s/ G. Thomas Hough		August 1, 2019
G. Thomas Hough	Trustee

/s/ Maureen Lally-Green		August 1, 2019
Maureen Lally-Green	Trustee

Reorganization(s) of PNC Treasury Money Market Fund into Federated U.S. Treasury Cash Reserves

/s/ Charles F. Mansfield, Jr.		August 1, 2019
Charles F. Mansfield, Jr.	Trustee

/s/ Thomas M. O’Neill		August 1, 2019
Thomas M. O’Neill	Trustee

/s/ P. Jerome Richey		August 1, 2019
P. Jerome Richey	Trustee

/s/ John S. Walsh		August 1, 2019
John S. Walsh	Trustee